SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule §240.14a-11(c) or §240.14a-12

BULL RUN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BULL RUN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 7, 2004

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bull Run Corporation, a Georgia corporation, will be held at 10:00 a.m., local time, on January 7, 2004, at the offices of Bull Run, 4370 Peachtree Road, N.E., Atlanta, Georgia, for the following purposes:

1. To elect directors.

2. To authorize the past and future issuance of shares of Bull Run common stock to the company’s chairman and his affiliates as compensation for his personal guarantee of the company’s bank loans and as payment of annual dividends on investments in the company’s preferred stock.

3. To ratify the selection of PricewaterhouseCoopers LLP as Bull Run’s independent auditors for its fiscal year ending August 31, 2004.

4. To consider and act upon such other business as may properly come before the meeting.

      The board of directors has fixed the close of business on October 31, 2003 as the record date for determining the holders of common stock having the right to receive notice of, and to vote at, the meeting. Only holders of record of common stock at the close of business on such date are entitled to notice of, and to vote at, the meeting. An alphabetical list of stockholders entitled to vote at the meeting, including their address and number of shares held, will be available for inspection by any stockholder, stockholder’s agent or stockholder’s attorney at the time and place of the meeting.

      The board of directors recommends that you vote “for” approval of the foregoing proposals to be presented at the meeting.

      Whether or not you expect to attend the meeting, please complete, sign, date and mail promptly the enclosed proxy that is being solicited on behalf of the board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

By Order of the Board of Directors,

Robert S. Prather, Jr.
President and Chief Executive Officer

Atlanta, Georgia
December 8, 2003

Your vote is important to us.

Please complete, sign, date and return your proxy.

BULL RUN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 7, 2004

       This proxy statement is being furnished to the holders of Bull Run Corporation common stock in connection with the solicitation of proxies by the Bull Run board of directors for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on January 7, 2004, at the offices of Bull Run, 4370 Peachtree Road, N.E., Atlanta, Georgia, or any adjournment or postponement thereof. A copy of the notice of annual meeting accompanies this proxy statement.

      It is anticipated that the mailing of this proxy statement to stockholders of Bull Run will commence on or about December 10, 2003.

Purpose of the Meeting

•	the election of directors;

•	the authorization of the past and future issuance of shares of Bull Run common stock to the company’s chairman and his affiliates as compensation for his personal guarantee of the company’s bank loans and as payment of annual dividends on investments in the company’s preferred stock;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the fiscal year ending August 31, 2004; and

•	the transaction of such other business as may properly come before the meeting.

Required Votes

      Election of directors is by a plurality of votes cast. Approval of the past and future issuance of Bull Run common stock to the chairman and his affiliates, as well as the ratification of PricewaterhouseCoopers LLP as Bull Run’s independent auditors, each require the affirmative vote of holders of a majority of the shares of Bull Run common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal as does the approval of any other matter that may properly come before the meeting.

Record Date and Voting Rights

      At the close of business on October 31, 2003, the record date fixed by the Bull Run board of directors, 3,905,153 shares of Bull Run common stock were outstanding and entitled to notice of, and to vote at, the meeting. Each record holder of Bull Run common stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders at the meeting.

      The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Bull Run common stock entitled to vote at the meeting is necessary to constitute a quorum and transact business at the meeting. Abstentions will be counted for purposes of determining a quorum, but will have the effect of a vote against the matters being voted upon. If a broker holding shares in street name returns an executed proxy that indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, those shares will count towards determining a quorum, but will have the effect of a vote against the matters being voted upon.

Voting and Revocation of Proxies

      All shares of Bull Run common stock that are entitled to vote and are represented at the meeting by properly executed proxies received before or at the meeting, and not duly and timely revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted in favor of the election of directors specified in this proxy statement, in favor of the past and future issuance of shares to the chairman and his affiliates and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of Bull Run. If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn or postpone the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment.

      A Bull Run stockholder may revoke his, her or its proxy at any time before its use by delivering to the Secretary of Bull Run a signed notice of revocation or a later, dated, signed proxy or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute the revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Bull Run Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Corporate Secretary.

      The cost of solicitation of proxies will be paid by Bull Run. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Bull Run, without additional compensation, by personal interview, telephone, telegram, facsimile or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries who hold Bull Run common stock of record for the forwarding of proxy materials to the beneficial owners thereof. Bull Run will, upon request, reimburse such brokers, custodians, nominees and fiduciaries for their reasonable expenses in doing so. Bull Run has retained Mackenzie Partners, Inc. to assist in the solicitation of proxies in person and by telephone, telegram, facsimile or similar method. The fee for such services will be approximately $4,000, plus reimbursement of out-of-pocket expenses.

PRINCIPAL STOCKHOLDERS

      As of October 1, 2003, Bull Run knew of no person, other than those set forth below, who is the beneficial owner of more than five percent of the outstanding shares of Bull Run common stock. Except as indicated in the footnotes below, Bull Run believes that the beneficial holders listed below have sole voting and investment power regarding the shares shown as being beneficially owned by them. In the case of persons other than executive officers and directors of Bull Run, the following information is based solely on the filings made by such stockholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Amount and
	Nature of		Percentage
Name and Address of Beneficial Owner (1)	Beneficial Ownership		of Class

J. Mack Robinson	1,782,279(2	)(3)(4)	40.9%
Harriett J. Robinson	1,096,123(2	)(3)	25.2%
Hilton H. Howell, Jr.	404,073(5)		9.3%
Samuel R. Shapiro(6)	336.047(6)		8.0%
Robert S. Prather, Jr.	345,173(2	)(7)	7.9%
Harriett J. Robinson, as Trustee for Jill E. Robinson Trust	324,379(2)		7.5%
Harriett J. Robinson, as Trustee for Robin M. Robinson Trust	308,859(2)		7.1%

	Amount and
	Nature of	Percentage
Name and Address of Beneficial Owner (1)	Beneficial Ownership	of Class

Gulf Capital Services, Ltd.	280,383(2)	6.5%
Shapiro Capital Management Company, Inc.(6)	267,467(6)	7.8%
Robinson-Prather Partnership	266,059(2)	6.1%
Harvey Sandler(8)	263,342(8)	6.1%
Harvey Sandler Revocable Trust(8)	263,342(8)	6.1%
James W. Busby(9)	215,020(9)	5.0%

(1)	Except as noted in footnotes (6), (8) and (9), the address of each of these stockholders is 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.
(2)	Includes 266,059 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer, and a director of Bull Run; J. Mack Robinson, Chairman of the board of directors of Bull Run; Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for Robin M. Robinson Trust; Harriett J. Robinson, as trustee for Jill E. Robinson Trust and Gulf Capital Services, Ltd. The partnership agreement for Robinson-Prather Partnership provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership, including the power to vote or dispose of the shares of common stock owned by Robinson-Prather Partnership. Each general partner disclaims beneficial ownership of the shares of common stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of common stock, which is less than the amount disclosed.
(3)	Includes as to each of J. Mack Robinson and his wife, Harriett J. Robinson: 23,300 shares issuable upon the exercise of options which were exercisable on, or within 60 days after, October 1, 2003; 918,993 shares owned directly by Mr. Robinson; 52,710 shares owned directly by Mrs. Robinson; and an aggregate of 101,120 shares owned directly by the Robin M. Robinson Trust and the Jill E. Robinson Trust, of each of which Mrs. Robinson is the trustee. Each of Mr. and Mrs. Robinson disclaims beneficial ownership of the shares owned by the Robin M. Robinson Trust, the Jill E. Robinson Trust and each other.
(4)	Includes an aggregate of 386,573 shares owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Company, Bankers Fidelity Life Insurance Co. and Georgia Casualty & Surety Co., Georgia corporations of each of which Mr. Robinson is Chairman of the Board, President and/or principal stockholder (or the subsidiaries of the same); 14,324 shares owned by Gulf Capital Services, Ltd., of which Mr. Robinson is a general partner; and 19,200 shares owned by the JMR Foundation, of which Mr. Robinson is trustee. Mr. Robinson disclaims beneficial ownership of the shares owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Company, Bankers Fidelity Life Insurance Co., Georgia Casualty & Surety Co.
(5)	Includes 15,000 shares issuable upon the exercise of options which were exercisable on, or within 60 days after, October 1, 2003; and an aggregate of 386,573 shares owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Co., Bankers Fidelity Life Insurance Co. and Georgia Casualty & Surety Co., Georgia corporations of each of which Mr. Howell is an executive officer. Mr. Howell is married to Robin R. Howell, Mr. Robinson’s daughter and a beneficiary of the Robin M. Robinson Trust, which is a general partner of Robinson-Prather Partnership. Mr. Howell disclaims beneficial ownership of the shares of Common Stock owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Company, Bankers Fidelity Life Insurance Co., Georgia Casualty & Surety Co., Robinson-Prather Partnership and the Robin M. Robinson Trust.
(6)	Based on a Schedule 13G dated February 4, 2003, the address for Mr. Shapiro and Shapiro Capital Management Company, Inc., a Georgia corporation, is 3060 Peachtree Road, N.W., Atlanta, Georgia 30305. The Schedule 13G reports that Mr. Shapiro is president, a director and majority stockholder of Shapiro Capital Management, Inc., which reported voting and dispositive power, adjusted for Bull Run’s reverse stock split effective May 16, 2003, for 336,047 shares of Common Stock (including 56,500 shares owned by The Kaleidoscope Fund, L.P., a Georgia limited partnership), and 12,080 shares owned by Mr. Shapiro’s wife. Shapiro Capital Management, Inc. is an investment adviser under the Investment Advisers Act of 1940, having the authority to direct investments of its advisory clients. Mr. Shapiro disclaims beneficial ownership of all securities reported herein by Shapiro Capital Management, Inc.
(7)	Includes 53,874 shares issuable upon the exercise of options which were exercisable on, or within 60 days after, October 1, 2003.
(8)	Based on a Schedule 13G dated September 10, 2003, the address for Mr. Sandler and the Harvey Sandler Revocable Trust dated February 13, 1995, a trust organized in Florida, is 21170 Northeast 22nd Court, North Miami Beach, Florida 33180. The Schedule 13G reports that Mr. Sandler is sole trustee of the Harvey Sandler Revocable Trust dated February 13, 1995, which reported voting and dispositive power for 263,342 shares of Common Stock.
(9)	Includes 2,500 shares issuable upon the exercise of options which were exercisable on, or within 60 days after, October 1, 2003; and an aggregate of 6,204 shares owned by Mr. Busby’s two children. The address for Mr. Busby is 1936 London Lane, Wilmington, North Carolina 28405.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of Bull Run common stock as of October 1, 2003 by (1) each director and nominee for director, (2) each named executive officer of Bull Run and (3) all current directors and executive officers of Bull Run as a group.

		Amount and Nature of
		Beneficial Ownership
		of Bull Run Common
Name of		Stock as of		Percentage
Beneficial Owner	Position with Bull Run	October 1, 2003		of Class

J. Mack Robinson	Chairman of the Board	1,782,279	(1)(2)(3)	40.9%
Hilton H. Howell, Jr.	Director; Vice President and Secretary	404,073	(1)(4)	9.3%
Robert S. Prather, Jr.	Director; President and Chief Executive Officer	345,173	(1)(2)	7.9%
James W. Busby	Director	215,020	(1)(5)	5.0%
W. James Host	Director	180,644	(1)	4.2%
Frederick J. Erickson	Vice President — Finance and Chief Financial Officer	20,031	(1)	(6)
Gerald N. Agranoff	Director	13,500	(1)	(6)
Monte C. Johnson	Director	12,433	(1)	(6)
Gordon D. Whitener	Director	3,300	(1)	(6)
All current directors and current executive officers as a group (9 persons)		2,323,822	(7)	51.9%

(1)	Includes, as to Mr. Robinson, 23,300 shares of Bull Run common stock; as to Mr. Howell, 15,000 shares of Bull Run common stock; as to Mr. Prather, 53,874 shares of Bull Run common stock; as to Mr. Busby, 2,500 shares of Bull Run common stock; as to Mr. Host, 5,360 shares of Bull Run common stock; as to Mr. Erickson, 18,800 shares of Bull Bun common stock; as to Mr. Agranoff, 11,000 shares of Bull Run common stock; as to Mr. Johnson, 9,183 shares of Bull Run common stock; and as to Mr. Whitener, 3,300 shares of Bull Run common stock; which each had the right to acquire through exercise of options which were exercisable on, or within 60 days after, October 1, 2003.
(2)	Includes 266,059 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer, and a director of Bull Run, J. Mack Robinson, Chairman of the board of directors of Bull Run, Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for the Robin M. Robinson Trust; Harriett J. Robinson, as trustee for the Jill E. Robinson Trust; and Gulf Capital Services, Ltd. The partnership agreement for Robinson-Prather Partnership provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership, including the power to vote or dispose of the shares of Bull Run common stock owned by Robinson-Prather Partnership. Each of Messrs. Robinson and Prather disclaims beneficial ownership of the shares of Bull Run common stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of Bull Run common stock, which is less than the amount disclosed.
(3)	Includes 918,993 shares owned directly by Mr. Robinson; 52,710 shares owned directly by Harriett J. Robinson, Mr. Robinson’s wife; an aggregate of 100,820 shares owned directly by the Robin M. Robinson Trust and the Jill E. Robinson Trust, of each of which Mrs. Robinson is the trustee; an aggregate of 386,573 shares owned by Delta Fire & Casualty Insurance Co., Insurance Company, Delta Life Bankers Fidelity Life Insurance Co. and Georgia Casualty and Surety Co., of each of which Mr. Robinson is Chairman of the Board, President and/or principal stockholder (or the subsidiaries of the same); 14,324 shares owned by Gulf Capital Services, Ltd., of which Mr. Robinson is a general partner; and 19,200 shares owned by the JMR Foundation, of which Mr. Robinson is a trustee. Mr. Robinson disclaims beneficial ownership of the shares of Common Stock owned by Mrs. Robinson, the Robin M. Robinson

Trust, the Jill E. Robinson Trust, Delta Fire & Casualty Insurance Co., Delta Life Insurance Company, Bankers Fidelity Life Insurance Co., Georgia Casualty & Surety Co., Gulf (3) Capital Services, Ltd., and the JMR Foundation.
(4)	Includes an aggregate of 386,573 shares owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Co., Bankers Fidelity Life Insurance Co., and Georgia Casualty & Surety Co., of each of which Mr. Howell is an executive officer. Mr. Howell is married to Robin R. Howell, Mr. Robinson’s daughter and a beneficiary of the Robin M. Robinson Trust, which is a general partner of Robinson-Prather Partnership. Mr. Howell disclaims beneficial ownership of the shares of Common Stock owned by Delta Fire & Casualty Insurance Co., Delta Life Insurance Company, Bankers Fidelity Life Insurance Co., Georgia Casualty & Surety Co., Robinson-Prather Partnership, and the Robin M. Robinson Trust.
(5)	Includes an aggregate of 6,204 shares owned by Mr. Busby’s two children.
(6)	Less than 1%.
(7)	Includes 142,317 shares of Bull Run common stock issuable upon the exercise of options which were exercisable on, or within 60 days after, October 1, 2003.

      Except as indicated in the footnotes above, Bull Run believes that the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Holders of options do not have voting rights until they exercise the right to purchase the underlying shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

      At the Bull Run meeting, eight directors, who have been nominated by the board of directors, are to be elected to hold office (subject to Bull Run’s bylaws) until the next annual meeting of stockholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which management has no reason to anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the board of directors prior to or at the meeting or, if no substitute is selected by management prior to or at the meeting, for a motion to reduce the membership of the board to the number of nominees available.

      J. Mack Robinson, Chairman of our board of directors, is the father-in-law of Hilton H. Howell, Jr., our Vice President and Secretary. There are no other family relationships between any of our directors and executive officers. The information concerning the nominees has been furnished by them to us.

      Set forth below is certain information concerning each of the nominees.

		Principal Occupation During the	Year First
		Past Five Years, Any Office Held	Elected a
Name	Age	with Bull Run, and other Directorships	Director

J. Mack Robinson	80	Chairman of the Board since 1994 and Secretary and Treasurer of Bull Run in 1994; Chairman of the Board and President of Delta Life Insurance Company since 1958; President of Atlantic American Corporation, (an insurance holding company) from 1988 to 1995, and Chairman of the Board of Atlantic American Corporation since 1974; director of Gray Television, Inc. (a media company), or “Gray,” since 1993, becoming Chairman in 2002, Gray’s Chief Executive Officer since 1996 and Gray’s President from 1996 to 2002.	1992
Gerald N. Agranoff	56	Managing Member of Inveraray Capital Management LLC (an investment management company), general partner of SES Family Investment & Trading Partnership, L.P. (an investment partnership); and a general partner of, and general counsel to, Edelman Securities Company, L.P. (formerly a registered broker-dealer), having been affiliated with the firm since 1982; Vice Chairman and Acting President (through February 2003) and a director of Cattle Sale Company (formerly Dynacore Holdings Corporation); director of Canal Capital Corporation.	1990
James W. Busby	49	President of Del Mar of Wilmington Corporation (a real estate development company) since 1997; President of Datasouth Computer Corporation, a subsidiary of Bull Run since 1994, from 1984 to 1997; one of the founders of Datasouth in 1977, serving as Secretary from 1977 until 1984.	1994
W. James Host	65	Chairman of Host Communications, Inc., a subsidiary of Bull Run since 1999, since founding the company in 1972, and Chief Executive Officer from 1972 to June 2003.	1999

		Principal Occupation During the	Year First
		Past Five Years, Any Office Held	Elected a
Name	Age	with Bull Run, and other Directorships	Director

Hilton H. Howell, Jr.	41	Vice President and Secretary of Bull Run since 1994; President and Chief Executive Officer of Atlantic American Corporation (an insurance holding company) since 1995 and Executive Vice President from 1992 to 1995; Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire & Casualty Insurance Co. since 1991; director of Gray Television, Inc. since 1993, Gray’s Vice Chairman since 2002 and Executive Vice President of Gray from 2000 to 2002.	1994
Monte C. Johnson	66	Self-employed as a business consultant since 1987; President of KAJO, Inc. (an oil and gas operating company) since 1995; director of Host Communications, Inc. from 1993 to 2000.	2001
Robert S. Prather, Jr.	59	President and Chief Executive Officer of Bull Run since 1992; director of Gray Television, Inc. since 1993, Gray’s President and Chief Operating Officer since 2002 and Executive Vice President of Gray from 1996 to 2002; director of The Morgan Group, Inc. (a transportation company); director of Swiss Army Brands, Inc. (a manufacturer and distributor of consumer products).	1992
Gordon D. Whitener	40	President and Chief Operating Officer of Host Communications, Inc., a subsidiary of Bull Run since 1999, since October 2002 and Chief Executive Officer since July 2003; appointed to Bull Run board of directors effective July 2003; President of the United States Cowboy Tour (a rodeo and sports marketing company, which was acquired by Host Communications in October 2002) since founding the company in 1999; President and Chief Executive Officer of Interface Americas, Inc. from 1994 to 1999 (a commercial carpet manufacturer).	2003

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires Bull Run’s directors and executive officers, and persons who own more than 10 percent of the Bull Run common stock, to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Bull Run common stock. To Bull Run’s knowledge, based solely on review of the copies of such reports furnished to Bull Run and representations that no other reports were required during the fiscal year ended August 31, 2003, all Section 16(a) filing requirements applicable to Bull Run’s executive officers, directors and greater than 10 percent beneficial owners were met.

Board Committees and Membership

      The Bull Run board of directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Bull Run’s independent auditors, as well as Bull Run’s accounting principles and system of internal accounting controls, and to review and approve any transactions between Bull Run and its directors, officers or significant stockholders. The Audit Committee held eight meetings during the fiscal year ended August 31, 2003. The members of the Audit Committee are

Messrs. Agranoff, Busby and Johnson. We currently have no “audit committee financial expert” who satisfies that definition under the Sarbanes-Oxley Act. We are currently seeking an additional director who will be qualified to serve as an “audit committee financial expert,” but we have not yet found a candidate who is qualified and willing to serve in such capacity.

      Our board of directors has a Management Compensation and Stock Option Committee, the purpose of which is to set the compensation of Bull Run’s President and Chief Executive Officer and other executive officers and to review executive job performance, as well as the overall management compensation program. The Management Compensation and Stock Option Committee held one meeting during the fiscal year ended August 31, 2003, and its members are Messrs. Robinson, Agranoff and Busby.

      Bull Run does not have a nominating committee or a committee performing similar functions. The Bull Run board of directors held four meetings during the fiscal year ended August 31, 2003. During the fiscal year ended August 31, 2003, each of the directors standing for election attended at least 75% of each of the aggregate number of meetings of the board of directors and the aggregate number of meetings of all committees of the board of directors on which such directors served.

MANAGEMENT COMPENSATION

      The following table contains information about the compensation earned by Bull Run’s President and Chief Executive Officer and the other executive officer of Bull Run who earned more than $100,000 for the fiscal year ended August 31, 2003.

Summary Compensation Table

						Long-Term Compensation

			Annual Compensation			Awards		Payouts

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Other	Restricted	Securities
					Annual	Stock	Underlying	LTIP	All Other
					Compen-	Award(s)	Options/	Payouts	Compen-
Name and Principal Position	Year		Salary ($)	Bonus ($)	sation ($)	($)	SARs (#)	($)	sation ($)

Robert S. Prather, Jr.,	2003		$201,528	$0	$0	$0	0	$0	$6,046	(3)
President and Chief	2002	(1)	$41,538	$0	$0	$0	0	$0	$1,107	(3)
Executive Officer of	2002	(2)	$349,600	$0	$0	$0	0	$0	$4,108	(3)
Bull Run	2001		$428,062	$150,000	$0	$0	70,000 shares	$0	$10,200	(3)

Frederick J. Erickson,	2003		$166,807	$0	$0	$0	0	$0	$5,004	(3)
Vice President —	2002	(1)	$27,866	$0	$0	$0	0	$0	$743	(3)
Finance of Bull Run	2002	(2)	$159,000	$5,000	$0	$0	0	$0	$7,036	(3)
	2001		$151,615	$50,000	$0	$0	10,000 shares	$0	$9,455	(3)

(1)	Amounts are for the transition period from July 1, 2002 to August 31, 2002.
(2)	Amounts are for the year ended June 30, 2002.
(3)	Consists of employer contributions to the defined contribution retirement plan.

      Directors of Bull Run or its subsidiaries are entitled to a fee of $15,000 per year for their services as directors, payable in cash or in shares of Bull Run common stock at each director’s option, and are reimbursed for their expenses for each meeting attended. Audit Committee members are compensated $1,000 for each meeting attended in person, and $500 for each meeting attended telephonically. Robert S. Prather, Jr., a director who is also an employee of Bull Run, received fees of $15,000 during the fiscal years ended August 31, 2003, June 30, 2002 and June 30, 2001 for his services as a director. For the fiscal years ended August 31, 2003, June 30, 2002 and June 30, 2001, W. James Host waived his right to receive a director’s fee. During the fiscal year ended June 30, 2001, Mr. J. Mack Robinson, Chairman of the Board of Bull Run, was granted an option to purchase up to 35,000 shares of Bull Run common stock at an exercise price of $14.85 per share (110% of the market value of Bull Run common stock on the date of grant) under the 1994 Long Term Incentive Plan. Directors who are not employees of Bull Run or its subsidiaries are eligible to receive stock options under Bull Run’s Non-Employee Directors’ 1994 Stock Option Plan. During the fiscal years ended August 31, 2003 and June 30, 2002, each of Gerald N. Agranoff, James W. Busby and Monte C. Johnson,

directors of Bull Run, was granted in each year an option to purchase up to 500 shares of Bull Run common stock at an exercise price of $5.70 and $9.30 per share (the market value of Bull Run common stock on the date of grant), respectively, under the 1994 Non-Employee Directors’ Plan. During the fiscal year ended June 30, 2001, each of Mr. Agranoff and Mr. Busby was granted an option to purchase up to 500 shares of Bull Run common stock at an exercise price of $20.63 per share (the market value of Bull Run common stock on the date of grant) under the 1994 Non-Employee Directors’ Plan.

Compensation Committee Interlocks and Insider Participation

      J. Mack Robinson, Gerald N. Agranoff and James W. Busby are the members of Bull Run’s Management Compensation and Stock Option Committee. Mr. Robinson, Bull Run’s Chairman of the Board, is also Chairman, Chief Executive Officer and a director of Gray Television, Inc. (formerly, a company in which Bull Run held a significant equity investment) and serves on the Compensation Committee of Gray. Mr. Busby was President of Datasouth Computer Corporation, Bull Run’s wholly owned subsidiary until its sale in 2001, from 1984 until his retirement in 1997.

      Robert S. Prather, Jr., President, Chief Executive Officer and a director of Bull Run, is also President, Chief Operating Officer and a director of Gray. Hilton H. Howell, Jr., Vice President, Secretary and a director of Bull Run, is also Vice Chairman and a director of Gray.

      Bull Run has provided consulting services to Gray from time to time in connection with Gray’s acquisitions, dispositions and acquisition financing. During the fiscal year ended June 30, 2002, Bull Run provided Gray such services in connection with Gray’s acquisition of Stations Holding Company, Inc., for which Bull Run was paid $5,000,000. During the fiscal year ended June 30, 2002, Gray exercised its option to purchase Bull Run’s investment in Sarkes Tarzian, Inc. for $10,000,000. During the fiscal year ended August 31, 2003, Gray purchased from Bull Run warrants for Gray common stock and Gray Series A common stock for approximately $5,121,000 and Gray also purchased from Bull Run shares of Gray common stock and Gray Series A common stock for approximately $17,448,000. Affiliates of Mr. Robinson also purchased from Bull Run shares of Gray common stock for $16,950,000.

Employment Agreements

      Bull Run had no employment agreements with any of its executive officers during the year ended August 31, 2003.

Stock Options

      There were no stock options granted during the fiscal year ended August 31, 2003 to the named executive officers. There were no stock appreciation rights exercised during the fiscal year ended August 31, 2003 and none were outstanding as of August 31, 2003.

      The following table sets forth information concerning outstanding and unexercised options held by the named executive officers set forth in the table above as of August 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)	(b)	(c)	(d)		(e)
			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the Money
	Acquired	Value	Options/SARs at FY-End(#)		Options/SARs at FY-End($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert S. Prather, Jr.	0	$0	7,274	0	$0	$0
			46,600	23,400	$0	$0

			53,874	23,400	$0	$0

Frederick J. Erickson	0	$0	7,200	0	$0	$0
			5,000	0	$0	$0
			6,600	3,400	$0	$0

			18,800	3,400	$0	$0

Equity Plan Compensation Information

      As of August 31, 2003:

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column(a))

Equity compensation plans approved by security holders	354,202	$13.75	192,157
Equity compensation plans not approved by security holders	0		0

Total	354,202	$13.75	192,157

Report of the Management Compensation and Stock Option Committee

      Bull Run’s executive compensation program is administered by the Management Compensation and Stock Option Committee of the board of directors, a committee currently composed of J. Mack Robinson, Gerald N. Agranoff and James W. Busby, all of whom are non-employee directors. The Compensation Committee makes recommendations to the board of directors concerning the overall philosophy of Bull Run’s executive compensation program, which consists of base salaries, annual incentives and long-term incentives, and makes determinations with respect to the grant of incentive awards, stock options and restricted stock awards to the executive officers and certain employees of Bull Run and its subsidiaries.

      Executive Compensation Philosophy. Bull Run’s executive compensation program is designed to attract, retain and motivate qualified executive personnel by recognizing and rewarding their accomplishments in support of Bull Run and its subsidiaries’ businesses. The Compensation Committee’s approach to structuring the total compensation package emphasizes base salary and annual incentive opportunities, along with significant long-term incentive opportunities that strongly link executive rewards to long-term stockholder value creation. Bull Run does not provide any significant executive perquisites as part of this total compensation package.

      Competitive Market Reviews. Each year the Compensation Committee reviews Bull Run’s executive compensation philosophy and the effectiveness and competitiveness of key executive compensation programs. The Compensation Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting this annual review, the Compensation Committee may use salary surveys, reports and other data prepared by independent compensation consultants, although it did not do so in fiscal 2003.

      Components of the Executive Compensation Program. The Compensation Committee’s policy for determining an executive’s base salary, annual incentive award and long-term incentive compensation is based on the responsibility of such executive, his impact on the operations and profitability of Bull Run or of the business unit for which such executive has operating responsibility and the knowledge and experience of such executive. The following describes the various factors affecting the Compensation Committee’s decisions relating to each component of Bull Run’s executive compensation package:

Base Salary. Base salary is intended to provide compensation equal to the average compensation levels at comparable companies for equivalent positions. Although the Compensation Committee believes that its compensation structure is similar to that of other comparable companies, it did not specifically compare such structure with that of other companies in fiscal 2003.

Annual Incentive Awards. Each executive officer is eligible to receive an annual cash incentive award. The amount of the award, like the base salary level, is set with reference to competitive conditions, as will as to the individual’s responsibility, knowledge, and experience, and his contribution to Bull Run or to the business unit for which the individual is responsible. Since these determinations are subjective in nature, the Compensation Committee does not assign relative weights to the matters considered. In fiscal

2003, neither Mr. Erickson (Vice President — Finance) or Mr. Prather received an annual incentive award. The Compensation Committee accepted management’s recommendation to eliminate, or substantially reduce for fiscal 2003 certain discretionary cash compensation for management employees as Bull Run continues to respond to difficult economic circumstances having an impact on its operating results.

Long-Term Incentive Compensation. Bull Run’s long-term incentive compensation program is designed to provide equity awards, which are intended to be directly related to the creation of value for Bull Run’s stockholders. Long-term incentive compensation consists principally of stock options that generally vest over a period of three to five years. The principal purpose of the long-term incentive compensation program is to reward Bull Run’s executives for enhancing the value of Bull Run and, hence, the price of Bull Run common stock and, therefore, stockholders’ return. Additionally, this component of the compensation program (through deferred vesting) is designed to create an incentive for the individual to remain with Bull Run. During fiscal 2003, no options were granted to the executive officers of Bull Run because Mr. Prather and Mr. Erickson each received options during fiscal 2001. Options granted to Messrs. Prather and Erickson in fiscal 2001 vest in annual installments through 2004.

Benefits. Bull Run offers basic benefits, such as medical, life and disability insurance, which Bull Run believes are comparable to those provided by other companies similar to Bull Run. Bull Run does not have an executive retirement plan nor does it provide other benefits, such as country club memberships, financial counseling or supplemental medical plans.

Chief Executive Officer. Mr. Prather’s base salary for fiscal 2003 was less than his base salary for fiscal 2002 and 2001 because, effective January 1, 2002, Mr. Prather began receiving a base salary from Gray Television, Inc., formerly a 4.0%-owned affiliate of Bull Run and a company of which Mr. Prather is currently President and Chief Operating Officer. Prior to January 1, 2002, Mr. Prather did not receive any base salary from Gray. Effective March 1, 2003, Mr. Prather began receiving a higher percentage of his total compensation from Gray, thereby reducing compensation received from Bull Run. Mr. Prather’s base salary was allocated between Gray and Bull Run based on an assessment of the proportionate amount of his time devoted to each respective company. The amount of Mr. Prather’s annual incentive award is generally based on the philosophy and programs described above. The decision to forego an annual incentive award for fiscal 2003 was a result of management’s recommendation to the Compensation Committee to substantially reduce or eliminate such discretionary compensation for fiscal 2003 due to the impact that difficult economic circumstances have had on Bull Run’s operating results since fiscal 2001. In prior years, Mr. Prather’s annual incentive award principally reflected the level of achievement of Bull Run’s business objectives and also included the Compensation Committee’s subjective evaluation of Mr. Prather’s performance.

Submitted by the Management Compensation and Stock Option Committee of the board of directors

J. Mack Robinson, Chairman

Gerald N. Agranoff
James W. Busby

Report of the Audit Committee

      Each of the members of the Audit Committee of the board of directors is independent as defined by the Nasdaq Stock Market listing standards regarding audit committees. No member of the Audit Committee meets the requirements to be named “audit committee financial expert” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee assists the board of directors in the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Bull Run. The Audit Committee operates under a written charter adopted by the board of directors, last amended on October 31, 2003, which is filed as Exhibit A to this Proxy Statement. As contemplated by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the Audit Committee has assumed direct responsibility for the appointment, compensation, retention and oversight of our independent auditors in accordance with the timetable established by the Securities and Exchange Commission.

      On October 31, 2003, the Audit Committee approved a resolution adopting policies and procedures for the approval and preapproval of the audit, audit-related, tax and all other services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general preapproval, it will require specific preapproval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific preapproval by the Audit Committee. The Audit Committee will annually review and preapprove the services that may be provided by the independent auditor without obtaining specific preapproval from the Audit Committee. The Audit Committee will revise the list of general preapproved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to preapprove services performed by the independent auditor to management. Since adoption of the resolution, no amounts have been paid to auditors except for those services preapproved by the Audit Committee.

      Management has primary responsibility for Bull Run’s financial statements and the overall reporting process, including Bull Run’s system of internal controls. PricewaterhouseCoopers LLP, Bull Run’s independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects Bull Run’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed Bull Run’s audited consolidated financial statements for the year ended August 31, 2003 and discussed them with both management and PricewaterhouseCoopers LLP. Based upon this review and those discussions, the Audit Committee recommended to the full board of directors that the audited consolidated financial statements be included in Bull Run’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 and filed with the Securities and Exchange Commission.

      The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP its independence from Bull Run. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Submitted by the Audit Committee of the board of directors

Gerald N. Agranoff, Chairman

James W. Busby
Monte C. Johnson

Certain Relationships and Related Transactions

      Mr. Robinson personally guarantees substantially all of the company’s debt to its bank lenders. During fiscal 2003, the company issued a total of 221,206 shares of Bull Run common stock (as adjusted for Bull Run’s reverse stock split effective May 16, 2003) to Mr. Robinson, then valued at approximately $1,349,000, to compensate him for his personal guarantee. During fiscal 2002, the company issued a total of 105,492 shares of Bull Run common stock (as likewise adjusted for the reverse stock split) to Mr. Robinson, then valued at approximately $753,000. In fiscal 2001 and 2000, Bull Run issued a total of 87,366 shares of Bull Run common stock (as likewise adjusted) to Mr. Robinson, then valued at approximately $1,449,000 and a total of 30,469 shares of Bull Run common stock (as likewise adjusted), then valued at approximately $1,219,000, respectively. Mr. Robinson’s guarantee agreement in favor of Bull Run’s bank lenders provides that if Bull Run defaults on its bank loan, Mr. Robinson will repay the amount of such loan to the bank up to the amount of his personal guarantee. If Mr. Robinson is obligated to pay such amount, he would have the right to purchase the loans from the lenders, thereby becoming a secured creditor of Bull Run’s, with liens against all of Bull Run’s assets. Mr. Robinson will be released from the guarantee agreement under certain conditions, which include repayment of all or a specified portion of the debt.

      Bull Run issued 3,000 shares of its Series A preferred stock in June 2001, having a liquidation and redemption price of $1,000 per share, to three companies of which Mr. Robinson is an executive officer and/or principal stockholder. The Series A preferred stock included detachable warrants to purchase 130,435 shares of Bull Run’s common stock for $23.00 per share (as adjusted for Bull Run’s reverse stock split effective May 16, 2003). In November 2001, all outstanding shares of Bull Run’s Series A preferred stock and the detachable warrants were exchanged for an equal number of shares of Bull Run’s Series B redeemable preferred stock. Also in November 2001, one of the companies of which Mr. Robinson is an executive officer and principal stockholder invested an additional $2,400,000 in additional shares of Bull Run’s Series B redeemable preferred stock. In July 2002, Mr. Robinson entered into two Subordinated Note Agreements with Bull Run pursuant to which Mr. Robinson advanced an aggregate of $4,000,000 to Bull Run for working capital. The loans were refinanced, along with all accrued interest and fees thereon, in August 2002 with the issuance of shares of Bull Run’s Series C convertible preferred stock having a face value of $4,096,000. In September 2002, Bull Run received an additional $2,050,000 from Mr. Robinson and an aggregate $950,000 from two companies of which Mr. Robinson is an executive officer and/or principal stockholder, for which Bull Run issued to Mr. Robinson and each of the two companies additional shares of Bull Run’s Series C convertible preferred stock having an aggregate face value of $3,000,000. In May 2003, all of the outstanding shares of Bull Run’s Series B and Series C preferred stock were exchanged for shares of Bull Run’s Series D preferred stock. Holders of Bull Run’s Series D preferred stock are entitled to receive, as, when and if declared by the board of directors, dividends at an annual rate of $90.00 per share in cash, except that, until the second anniversary of the date of issuance of the preferred stock, Bull Run may, at its option, pay such dividends in cash or in shares of common stock. After two years following issuance, each share of Series D preferred stock is convertible at the holder’s option into 100 shares of common stock.

      Prior to December 17, 1999, the date on which Host Communications was acquired by Bull Run, Host Communications loaned Mr. W. James Host, a director of Bull Run and Chief Executive Officer of Host Communications, $385,000 under an interest-bearing demand note. Interest accrued through December 17, 1999 was $229,610. The note has been non-interest bearing since December 17, 1999. In connection with the bank commitment discussed above, Mr. Host executed an agreement in favor of the bank, under which he pledged $3,000,000 in cash, 111,366 shares of Bull Run common stock and options to purchase 5,360 shares of Bull Run common stock. As compensation for such pledge, Bull Run forgave $154,041 of the principal and interest accrued and payable on Mr. Host’s note to Host Communications in fiscal 2003, $86,370 in fiscal 2002, and $162,500 in each of fiscal years ended June 30, 2001 and 2000. In August 2003, Bull Run’s bank lenders released to Mr. Host the shares and the options previously pledged by him, in connection with an amendment to the bank credit facility executed by Bull Run and its bank lenders.

      In fiscal 2003, Bull Run sold all of the Gray common stock owned by Bull Run to Gray and family entities affiliated with Mr. Robinson for total proceeds of approximately $34,398,000.

      On March 1, 1999, Bull Run executed an option agreement with Gray, whereby Gray had the option to acquire Bull Run’s investment in Sarkes Tarzian, Inc. from Bull Run. Gray paid Bull Run a finder’s fee of $1,000,000 and, under the terms of the option agreement, had the ability to extend the option period in monthly increments at a fee of $66,700 per month, ultimately extending the option through December 31, 2001. In December 2001 Gray exercised the option and acquired Bull Run’s investment in Sarkes Tarzian for the option price of $10,000,000. In connection with the option agreement, Bull Run received from Gray warrants to acquire 100,000 shares of Gray’s common stock at $13.625 per share. The warrants became fully vested upon Gray’s exercise of the option. In fiscal 2003, Bull Run sold these and other warrants to purchase Gray common stock to Gray, resulting in cash proceeds of approximately $5,121,000.

      In the fiscal year ended June 30, 2002, Bull Run sold shares of Gray Series A and Series B preferred stock for approximately $6,803,000 (representing the redemption value of such shares), to companies of which Messrs. Robinson and Howell are each affiliated as an executive officer and/or principal stockholder.

      In the fiscal year ended June 30, 2002, an insurance company of which Messrs. Robinson and Howell are each affiliated as an executive officer issued a $5,000,000 performance bond on behalf of Host Communications, Inc., Bull Run’s wholly owned subsidiary, in favor of the National Collegiate Athletic Association. Bull Run ultimately compensated such insurance company by issuing to it 46,667 shares of common stock then valued at $350,000.

      Bull Run leases office space from Delta Life Insurance Company, a company of which J. Mack Robinson is Chairman of the Board and principal stockholder. Mr. Robinson is the Chairman of the board of directors of Bull Run. The term of the lease is month-to-month, currently at an annual rental rate of approximately $9,500, plus a pro rata share of expenses.

      Mr. Host owns a 10 percent interest in the owner of a building currently leased to Host Communications, a subsidiary of Bull Run, for approximately $246,000 per year. Until October 2003, a second building had been leased by Host Communications from the same company for approximately $254,000 per year.

      Mr. Host has an agreement with Host Communications, under which he is entitled to receive $200,000 annually, in monthly installments for a period of eight years commencing with the termination of his employment with Host Communications.

      In connection with Bull Run’s acquisition of Host Communications in December 1999, Bull Run issued in favor of each of Mr. Host, Robert S. Prather, Jr., Monte C. Johnson and certain other stockholders of Host Communications, as partial consideration for Messrs. Host, Prather, Johnson and such other stockholders’ securities in Host Communications, an 8% promissory note due in January 2003. The principal amount of Mr. Host’s promissory note was $1,760,600, the principal amount of Mr. Prather’s promissory note is $72,422 and the principal amount of Mr. Johnson’s promissory note is $81,475. The aggregate amount of all such promissory notes was $18,594,013. Messrs. Host, Prather and Johnson, as well as other note holders, amended the terms of their notes in September 2002 to change the maturity date of such notes to January 2006. In May 2003, Mr. Host and his spouse exchanged their subordinated notes for shares of Bull Run’s Series D preferred stock having a face value of $1,783,232. In October 2003, Messrs. Prather and Johnson exchanged their subordinated notes for 72.422 and 81.475 shares, respectively, of Bull Run’s Series E preferred stock having a face value of $72,422 and $81,475, respectively. In October 2003, Mr. Host and his spouse exchanged their 1,783.232 shares of Series D preferred stock for the same number of shares of Bull Run’s Series E preferred stock having the same face value of $1,783,232. Holders of Series E preferred stock are entitled to receive, as, when and if declared by the board of directors, dividends at an annual rate of $90.00 per share, payable beginning July 2005, at the stockholders option, in cash or in common stock. After one year following issuance, each share of Series E preferred stock is convertible at the holder’s option into 142.86 shares of common stock.

      In October 2003, Mr. Robinson completed an acquisition of 325,325 shares of Bull Run common stock and two Bull Run 8% promissory notes having an aggregate face value of $5,257,264 from two former stockholders of Host. Mr. Robinson subsequently exchanged the notes for 5,257.264 shares of Bull Run Series E preferred stock having a face value of $5,257,264.

      In November 2003, Mr. Robinson invested $2,000,000 in shares of Bull Run’s Series F convertible preferred stock, the proceeds from which the Company used for working capital purposes. Holders of Bull Run’s Series F preferred stock are entitled to receive, as, when and if declared by the board of directors, dividends at an annual rate of $90.00 per share in cash, except that, until the second anniversary of the date of issuance of the preferred stock, Bull Run may, at its option, pay such dividends in cash or in shares of common stock. After two years following issuance, each share of Series F preferred stock is convertible at the holder’s option into 781.25 shares of common stock.

Performance Graph

      The following graph compares the cumulative total return on Bull Run common stock during the past five years with the cumulative total return during the same period of the stocks which comprise the Nasdaq Stock Market (U.S. Companies) and the Dow Jones Advertising Index.

      The Nasdaq Stock Market (U.S. Companies) and the Dow Jones Advertising Index are weighted by market capitalization. Bull Run has selected the Dow Jones Advertising Index as a result of its acquisition of Host Communications, Inc. in December 1999, the broad industry in which this wholly-owned subsidiary principally operates.

      The graphs reflect the investment of $100 on August 31, 1998 in Bull Run common stock, in the stocks in the Nasdaq Stock Market (U.S. Companies) and the Dow Jones Advertising Index. Dividends are assumed to have been reinvested as paid.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

							Cumulative
	8/31/98	8/31/99	8/31/00	8/31/01	8/31/02	8/31/03	Return

Bull Run Corporation	100.0	100.0	65.6	30.0	14.5	8.3	-91.7%
Dow Jones Advertising Index	100.0	162.7	177.7	138.7	110.5	131.3	31.3%
Nasdaq Stock Market (U.S. Companies)	100.0	191.2	309.2	134.3	100.5	137.7	37.7%

Dow Jones Advertising Index includes companies whose SIC (Standard Industrial Classification) begins with 731.

      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

      On December 4, 2003, we received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum stockholders’ equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that our common stock is therefore, subject to delisting from the Nasdaq SmallCap Market. We have requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing. No delisting action will be taken by Nasdaq until such time as the Company’s appeal can be heard. The Company expects that the hearing will be scheduled for a date within the next 45 days. If delisted from the Nasdaq SmallCap Market, the Company’s securities may be immediately eligible for quotation on the OTC Bulletin Board.

PROPOSAL 2

AUTHORIZATION OF THE PAST AND FUTURE ISSUANCE

OF COMMON STOCK TO A DIRECTOR

Background

      On December 17, 1999, J. Mack Robinson, Bull Run’s Chairman, agreed to personally guarantee substantially all of the company’s debt to its bank lenders pursuant to a guarantee and call agreement (as amended, the “guarantee”). The amount of our indebtedness guaranteed by Mr. Robinson under the guarantee was originally $75,000,000. In June 2001, the guarantee was increased to $100,000,000. Since June 2001, the guarantee amount has been gradually reducing as we made principal payments on our indebtedness. As of September 30, 2003, the amount of Mr. Robinson’s guarantee was $53,500,000.

      During fiscal 2003, we issued a total of 221,206 shares of Bull Run common stock to Mr. Robinson, then valued at approximately $1,349,000, to compensate him for the guarantee. Likewise, during fiscal 2002, we issued a total of 105,492 shares of Bull Run common stock to Mr. Robinson, then valued at approximately $753,000, to compensate him for the guarantee. Finally, in fiscal 2001 and 2000, we issued a total of 87,366 shares of Bull Run common stock to Mr. Robinson, then valued at approximately $1,449,000 and a total of 30,469 shares of Bull Run common stock, then valued at approximately $1,219,000, respectively, to compensate him for the guarantee.

      Bull Run’s common stock is quoted on The Nasdaq SmallCap Market. The Nasdaq Stock Market requires stockholder approval for a plan or arrangement pursuant to which more than 25,000 shares of common stock may be acquired by officers or directors of the company.

      In February 2003, Nasdaq staff informed us that the arrangement under which we chose to compensate Mr. Robinson in shares of Bull Run for the guarantee would require stockholder approval at our next annual meeting of stockholders. We informed Nasdaq that we would comply with its request, and also informed Mr. Robinson that until we obtained stockholder approval for the issuance of shares of Bull Run common stock in consideration of his guarantee, he could not sell or otherwise transfer these shares in a public market transaction, or vote such shares.

      Bull Run’s board of directors (other than Mr. Robinson and Mr. Howell, who abstained from voting due to their interest in the issuance of shares to Mr. Robinson, and Mr. Host, who abstained from voting since he was the beneficiary of a similar compensation matter subject to board approval) approved each issuance of shares to Mr. Robinson in consideration of the guarantee. The board of directors determines the number of shares that were issued (and will be, so long as the guarantee remains in effect, issuable) to Mr. Robinson as compensation for the guarantee based on the closing price of Bull Run’s common stock as of the beginning of each period for which the compensation is accrued and paid, at an aggregate value equivalent to an annualized rate of 1.625% of the amount of the guarantee. The board of directors believes that Mr. Robinson’s guarantee was critical and necessary for us to obtain, and is critical and necessary for us to maintain, bank financing having reasonable and favorable terms, and as a result, Bull Run and its stockholders have derived substantial benefit from the guarantee. The board of directors also believes that by accepting stock, in lieu of a cash payment, for his guarantee, Mr. Robinson has helped preserve our cash for other uses.

      Under the terms of our Series D, Series E and Series F preferred stocks, Bull Run has the option to pay annual dividends on the preferred stocks in the form of shares of its common stock, based on the fair market value of the shares of its common stock on the dividend date. Dividends on Bull Run’s Series D, Series E and Series F preferred stocks are payable at a rate of 9%. Our Series A, Series B and Series C preferred stock provided for similar terms.

      Companies with which Mr. Robinson is affiliated as an executive officer and/or principal stockholder have invested an aggregate cash total of $6,350,000 in Bull Run preferred stock and have received as dividends 162,746 shares and 44,016 shares of Bull Run common stock for dividends payable as of June 30, 2003 and 2002, respectively, representing approximately $550,000 and $408,000 of value at that time, respectively.

Mr. Robinson has personally invested an aggregate cash total of approximately $8,147,000 in Bull Run preferred stock, and in November 2003, exchanged promissory notes having an aggregate face value of $5,257,264 for shares of Bull Run preferred stock. Bull Run has chosen to pay to Mr. Robinson his dividend accruing as of June 30, 2002 in the form of 148,713 shares of Bull Run common stock, then valued at approximately $503,000. Mr. Robinson did not own any Bull Run preferred stock as of June 30, 2001, the prior dividend date.

Certain Effects of the Authorization to Issue Common Stock

      Stockholders should recognize that if they authorize Bull Run to issue shares of its common stock to Mr. Robinson in connection with the compensation due to him for his personal guarantee, the past and future issuances of these shares will have a dilutive effect. Note however, that the previously-issued shares have already been reflected in the number of shares reported to be outstanding in our financial statements. Mr. Robinson has already been issued shares as compensation for his personal guarantee through July 9, 2003; however, shares issued to him previously will be granted voting power. Such shares represent approximately 10.3% of Bull Run’s issued and outstanding shares as of September 30, 2003.

      If stockholders do not authorize the past and future issuance of shares to Mr. Robinson, in order for us to remain in compliance with Nasdaq’s listing requirements, Mr. Robinson would be required to return the shares to Bull Run, and Bull Run may be required to compensate Mr. Robinson approximately $4,815,000 in cash or otherwise for the value of the shares previously issued to him.

      If stockholders do not approve the proposal to authorize the past and future issuance of shares to Mr. Robinson, Bull Run may be required to compensate Mr. Robinson in the future in the form of cash or otherwise for the value of his personnel guarantee of the debt. If Mr. Robinson’s guarantee is called by the bank lenders in the future, he would be required to repay the bank debt, thus becoming Bull Run’s senior credit holder, having access to all assets as collateral against such senior credit. Bull Run’s financing terms and liquidity could therefore be adversely affected, and the board of directors believes that such circumstances would be very adverse for Bull Run.

      Stockholders should recognize that if Bull Run is provided authorization to issue shares of common stock to Mr. Robinson and his affiliates in connection with their investment in Bull Run preferred stock, Bull Run will issue 148,713 shares to Mr. Robinson in payment for his dividend accruing as of June 30, 2003 (representing approximately 3.4% of the currently issued and outstanding shares of Bull Run common stock), and may issue additional shares to Mr. Robinson and his affiliates in connection with future preferred stock dividends. These issuances will have a dilutive effect on existing Bull Run stockholders. Preferred stock dividends in the form of 206,762 shares of common stock have previously been paid to Mr. Robinson’s affiliates.

      The board of directors believes it is appropriate to issue Mr. Robinson shares of its common stock in order to fairly and reasonably compensate him for his guarantee of Bull Run’s bank debt, and in payment of dividends on his investments in Bull Run preferred stocks. The board of directors believe that the use of equity as consideration in these situations helps preserve cash for use in Bull Run’s operating business and for debt service.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AUTHORIZE THE PAST AND FUTURE ISSUANCE OF BULL RUN COMMON STOCK TO BULL RUN’S CHAIRMAN AND HIS AFFILIATES IN ORDER TO PERIODICALLY COMPENSATE HIM FOR HIS PERSONAL GUARANTEE OF BULL RUN’S BANK DEBT AT AN ANNUAL RATE OF 1.625% OF HIS MAXIMUM GUARANTEE AMOUNT AND IN ORDER TO PAY ACCRUED DIVIDENDS ON BULL RUN’S PREFERRED STOCK.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

      PricewaterhouseCoopers LLP audited Bull Run’s books and accounts for the fiscal year ended August 31, 2003, the transition period from July 1, 2002 to August 31, 2002, and the fiscal years ended June 30, 2002 and 2001.

      Representatives of PricewaterhouseCoopers LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

Fees

      Under the SEC’s new proxy disclosure requirements relating to auditor fees, implemented pursuant to the Sarbanes-Oxley Act of 2002, the audit fee categories have been expanded from three categories to the following four categories:

•	Audit Fees

•	Audit-Related Fees

•	Tax Fees

•	All Other Fees

      The audit fee categories under the previous rules were reported as Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees. In addition, under the new disclosure rules, “Audit” has been expanded to include audit and attest services provided in connection with statutory and regulatory filings and SEC consent letter. The SEC also requires that comparative information be provided for the previous fiscal year. Therefore, auditor fee information from our 2002 proxy is being restated here, after taking into account the new categories and definitions that have been implemented.

      The following table displays the aggregate fees billed to Bull Run during the fiscal year ended August 31, 2003 by Bull Run’s independent auditors, PricewaterhouseCoopers LLP.

Description of Services	Amount

Audit Fees (1)	$178,200
Audit-Related Fees (2)	$6,000
Tax Fees (3)	$7,097
All Other Fees (4)	None

(1)	For professional services rendered for (i) the audit of Bull Run’s annual financial statements set forth in Bull Run’s Annual Report on Form 10-K, (ii) the review of Bull Run’s quarterly financial statements set forth in Bull Run’s Quarterly Reports on Form 10-Q, and (iii) services related to statutory and regulatory filings or engagements.

(2)	For assurance and related services associated with audits of employee benefit plans.

(3)	For professional services related to tax consulting and tax planning.

      The following table displays the aggregate fees billed to Bull Run during the transition period from July 1, 2002 to August 31, 2002 by PricewaterhouseCoopers LLP.

Description of Services	Amount

Audit Fees (1)	$60,000
Audit-Related Fees (2)	$7,905
Tax Fees	None
All Other Fees	None

(1)	For professional services rendered for (i) the audit of Bull Run’s annual financial statements set forth in Bull Run’s Annual Report on Form 10-K, and (ii) services related to statutory and regulatory filings or engagements.

(2)	For assurance and related services associated with an audit of an employee benefit plan.

      The following table displays the aggregate fees billed to Bull Run during the fiscal year ended June 30, 2002 by PricewaterhouseCoopers LLP.

Description of Services	Amount

Audit Fees (1)	$228,400
Audit-Related Fees (2)	$41,120
Tax Fees (3)	$124,920
All Other Fees	None

(1)	For professional services rendered for (i) the audit of Bull Run’s annual financial statements set forth in Bull Run’s Annual Report on Form 10-K, (ii) the review of Bull Run’s quarterly financial statements set forth in Bull Run’s Quarterly Reports on Form 10-Q, and (iii) services related to statutory and regulatory filings or engagements.

(2)	For assurance and related services associated with the accounting consultations and an audit in connection with an employee benefit plan.

(3)	For professional services related to tax compliance, tax consulting and tax planning.

      Fees billed to Bull Run by Dean Dorton & Ford, PSC during the fiscal year ended August 31, 2003 for tax compliance and tax consulting services, were $61,130. No fees were billed by this firm prior to the fiscal year ended August 31, 2003.

      Fees billed to Bull Run by Bull Run’s former independent auditors, Ernst & Young LLP, consisted of audit fees for services related to statutory and regulatory filings totaling $16,000 and fees for assurance and related services associated with audits of employee benefit plans during the fiscal year ended August 31, 2003. During the fiscal year ended June 30, 2002 Ernst & Young billed Bull Run a total of $2,900 for audit fees for services related to statutory and regulatory filings, $13,500 for audits and consultations in connection with employee benefit plans, and $2,250 for tax consulting services. No fees were billed to Bull Run during the transition period July 1, 2002 to August 31, 2002 by Ernst & Young.

      BULL RUN’S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO AUDIT THE BOOKS AND ACCOUNTS OF BULL RUN FOR THE FISCAL YEAR ENDING AUGUST 31, 2004.

STOCKHOLDER PROPOSALS

      If a Bull Run stockholder notifies Bull Run after November 23, 2004 of an intent to present a proposal at Bull Run’s next Annual Meeting, Bull Run will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Stockholder proposals to be presented at the next Annual Meeting must be received by Bull Run on or before September 9, 2004 for inclusion in the proxy statement and proxy card relating to that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

      Bull Run has filed an Annual Report on Form 10-K for the fiscal year ended August 31, 2003 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on Bull Run’s Internet web site at www.bullruncorp.com or in writing or by telephone from Bull Run at the following address:

Bull Run Corporation 4370 Peachtree Road, N.E. Atlanta, Georgia 30319 (404) 266-8333 Attention: Investor Relations

      The exhibits to the Form 10-K are available upon payment of charges that approximate Bull Run’s reproduction costs. If you would like to request documents, please do so by December 24, 2003 to receive them before the Bull Run stockholders’ annual meeting.

OTHER MATTERS

      Our board of directors does not know of any matters to be brought before the annual meeting other than the matters set forth in the notice of annual meeting of stockholders and matters incident to the conduct of the meeting. However, if any other matters should properly come before the annual meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Robert S. Prather

President and Chief Executive Officer

Atlanta, Georgia

December 8, 2003

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

EXHIBIT A

BULL RUN CORPORATION

Amended and Restated Charter of the
Audit Committee of the Board of Directors
(As of October 31, 2003)

I.       Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of Bull Run Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

2.	Monitor the independence and performance of the Company’s independent auditors.

3.	Provide an avenue of communication among the independent auditors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ Stock Market Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an “independent director” as defined by NASDAQ and in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder, and free from any relationship that would interfere with the exercise of his or her independent judgment. Additionally, no member of the Committee shall be an “affiliated person” within the meaning of that term under Section 301 of the Sarbanes-Oxley Act of 2002, and no member of the Committee may receive any payment from the Company, other than payment for board or Committee service. All members of the Committee shall have at least a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. As soon as practicable, but not later than the date of the Company’s 2004 annual meeting of stockholders, at least one member of the Committee shall have financial sophistication as that term is used by NASDAQ and, if practicable, shall be “an audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

The Audit Committee Chair shall be appointed by the Board. Audit Committee members shall be appointed by the Board on recommendation of the Chair of the Committee. If the Audit Committee Chair is not present at any meeting of the Committee, the members of the Committee may designate a chair by majority vote of the Committee membership.

The Committee shall meet a minimum of four times per year, either in person or telephonically, or as often as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

III.     Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

2.	Review the Company’s periodic and annual financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

Independent Auditors

4.	Assume direct responsibility for the appointment, compensation, retention, and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors must report directly to the Audit Committee.

5.	Review the independence and performance of the auditors and assume sole authority to appoint the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve, in advance, all auditing and non-auditing services provided by the independent auditors and the fees and other significant compensation to be paid to the independent auditors.

7.	Confirm and assure the independence of the independent auditors, and in furtherance of such responsibility, on an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	At least annually, obtain and review a report by the independent auditors addressing: (i) the audit firm’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality- control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

9.	Review the independent auditors’ audit plan — discuss scope, staffing, locations, reliance upon management and general audit approach.

10.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statements on Auditing Standards No. 61 (“SAS No. 61”).

11.	Discuss with the independent auditors their observations relative to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.	Discuss the annual audited financial statements and quarterly financial statements, including the assessment of the integrity of such financial statements, with management and the independent auditors, including the Company’s disclosures in the “Management’s Discussion Analysis of Financial Condition and Results of Operations” in each Form 10-Q and 10-K to be filed with the SEC. Assure that the auditor’s reasoning is described and documented in determining the appropriateness of changes in accounting principles and disclosure practices.

13.	Conduct open and frank discussions with the Company and the independent auditors regarding the auditor’s evaluation about the quality of the Company’s accounting principles and essential estimates in its financial statements. This dialogue will include discussion of the consistency, clarity and completeness of the financial statements and related disclosures. The discussion will also include items that may impact the representational faithfulness, verifiability, and neutrality of the information shown in the financial statements such as changes in accounting policies, estimates, judgments, uncertainties, and unusual transactions (SAS No. 61 as amended by Statements on Auditing Standards No. 90 (“SAS No. 90”)).

14.	Review reports from the independent auditors concerning critical accounting policies, all alternative treatments of financial information under generally accepted accounting principles (“GAAP”) that were discussed with management and other material written communications between the auditors and management.

15.	Review and approve reports from the independent auditors as required by Independence Standards and current Statements on Auditing Standards.

16.	Review with the independent auditors any audit problems or difficulties and management’s response.

Review and Assessment of Internal Controls

17.	Discuss with management policies and programs with respect to risk management and risk assessment.

18.	In order to enable the CEO and the CFO to provide required SEC certification, before each filing of the Company’s report on Form 10-Q and 10-K, the Audit Committee will discuss with the CEO and CFO (i) significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to gather and report financial data and (ii) any fraud involving management or employees who have significant roles in the Company’s internal controls.

19.	Prepare a report for the annual proxy statement that states:

(i)	whether the Committee has reviewed and discussed the financial statements with management;

(ii)	whether the Committee has discussed issues in SAS No. 61, as amended by SAS No. 90, with independent auditors;

(iii)	whether the Committee has reviewed the disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed the audit firm’s independence with the auditor; and

(iv)	based on the review of (i)-(iii) above, whether the Committee recommended to the Board that the financials be included in the 10-K.

Legal Compliance

20.	On at least an annual basis, review with the Company’s outside counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee responsibilities

21.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

22.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

23.	Review and approve all related-party transactions.

24.	Engage and determine funding for independent counsel and other advisors.

BULL RUN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JANUARY 7, 2004

This Proxy is Solicited by the Board of Directors.

     The undersigned stockholder of Bull Run Corporation, “Bull Run,” hereby appoints each of Robert S. Prather, Jr. and Frederick J. Erickson, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the common stock of Bull Run which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of Bull Run to be held at 10:00 A.M., on January 7, 2004, at 4370 Peachtree Road, N.E., Atlanta, Georgia or at any adjournments or postponements thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

     Stockholders wishing to vote by telephone may do so by calling toll-free on a touch-tone telephone 1-866-894-0531 and following the recorded instructions. Stockholders may also vote on the Internet by logging on to www.proxyvoting.com/bullrun and following the instructions appearing on that site.

     Unless otherwise specified, this proxy will be voted “FOR” the election of all nominees as directors of Bull Run, “FOR” the authorization of the past and future issuance of shares of Bull Run common stock to the company’s chairman and his affiliates as compensation for his personal guarantee of the company’s bank loans and as payment of annual dividends on investments in the company’s preferred stock, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as auditors of Bull Run and in the discretion of the proxies with respect to all other matters which may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Please mark boxes in blue or black ink.

1.	Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	J. Mack Robinson (01), Gerald N. Agranoff (02), James W. Busby (03), W. James Host (04), Hilton H. Howell, Jr. (05),
Monte C. Johnson (06), Robert S. Prather, Jr. (07) and Gordon D. Whitener (08)
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Authorization of the past and future issuance of shares of Bull Run common stock to the company’s chairman and his affiliates as compensation for his personal guarantee of the company’s bank loans and as payment of annual dividends on investments in the company’s preferred stock.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as auditors of Bull Run for the year ending August 31, 2004.
☐ FOR              ☐ AGAINST              ☐ ABSTAIN

4.	In their discretion, on any other matters that may properly come before the meeting or any adjournments or postponements thereof.

Dated:	, 2003

Signature of Stockholder(s)

Name of Stockholder(s)
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.